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                          HCC INSURANCE HOLDINGS, INC.
                        1992 INCENTIVE STOCK OPTION PLAN,
                            AS AMENDED AND RESTATED

1.  PURPOSE

The purpose of the HCC Insurance Holdings, Inc. Amended and Restated 1992 Incentive Stock Option Plan is to provide a means through which HCC Insurance Holdings, Inc., a Delaware corporation, and its Subsidiaries may attract able persons to enter the employ of the Company and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

2. DEFINITIONS

         Whenever used herein, the following terms shall have the meanings set forth below:

                  "Board" means the Board of Directors of HCC Insurance Holdings, Inc.

                  "Code" means the Internal Revenue Code of 1986. Reference in the Plan to any Code section includes any amendments or successor provisions to such section and any regulations under such section.

                  "Committee" means not less than two members of the Board who are selected by the Board as provided in Section 4(a).

                  "Common Stock" means the Company's Common Stock, $1.00 par value.

                  "Company" means HCC Insurance Holdings, Inc.

                  "Disability" means permanent and total disability within the meaning of Code Section 22 (e) (3).

                  "Fair Market Value" of a share of Common Stock on any date means the average of the high and low sales price of a share of Common Stock as reflected in the report of consolidated trading of the relevant exchange-listed securities for that date (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded) published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten (10) days immediately preceding such date, the Fair Market Value of a share of Common Stock on any date means the value determined by

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         the Committee to be the value of the Common Stock on the day such value is to be determined, in the Committee's sole discretion.

                  "Grantee" means an employee of the Company or one of its Subsidiaries to whom an Incentive Stock Option is granted.

                  "Incentive Stock Option" means an Option described in Code
         Section 422(b).

                  "1934 Act" means the Securities Exchange Act of 1934. Reference in the Plan to any section or rule under the 1934 Act includes any amendments or successor provisions to such section or role.

                  "Option" means the right to purchase, at the price and for the Term fixed by the Committee in accordance with the Plan and subject to such other limitations and restrictions as the Plan and the Committee may impose, the number of shares of Common Stock specified by the Committee.

                  "Option Agreement" means a written agreement in a form approved by the Committee to be entered into by the Company and the Grantee of an Incentive Stock Option, as provided in Section 8 hereof.

                  "Plan" means the HCC Insurance Holdings, Inc. Amended and Restated 1992 Incentive Stock Option Plan.

                  "Subsidiary" means any entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock of such entity is held by the Company and its Subsidiaries (exclusive of ownership by the entity whose subsidiary status is being determined).

                  "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Incentive Stock Option by bequest or inheritance or by reason of the death of the Grantee.

                  "Term" means the period during which a particular Incentive Stock Option may be exercised.

3. EFFECTIVE DATE OF PLAN

The Plan shall become effective when approved at a meeting of the Company's shareholders by the holders of a majority of the outstanding shares entitled to vote. No Incentive Stock Options may be granted under the Plan after 2002, although Option Agreements outstanding after that date may be amended at any time prior to the end of their Term in accordance with the Plan and the Plan shall remain in effect until all Incentive Stock Options granted under the Plan have been exercised or have expired by reason of lapsed time.

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4. ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Committee which shall consist of at least two directors of the Company selected and appointed by the Board, each of whom shall be a "disinterested director" within the meaning of Rule l6b-3 promulgated under the 1934 Act. Unless and until its members are not qualified to serve on the Committee under the provisions of the Plan, the Compensation Committee of the Board of Directors will function as the Committee. The Committee shall have the power to construe and interpret the Plan and the respective Option Agreements executed hereunder, to establish and amend such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and to determine the terms, restrictions, and provisions of the respective Option Agreements executed hereunder. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option Agreement executed hereunder in the manner and to the extent it shall deem expedient to carry it into effect. A majority of the Committee shall constitute a quorum. The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee. Any decision or action taken or to be taken by the Committee arising out of or in connection with the construction, administration, interpretation, and effect of the Plan and of its roles and regulations shall, to the extent permitted by law, be within the Committee's absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Grantees and any person claiming under or through any Grantee.

         (b) The Committee shall have plenary authority, subject to the provisions of the Plan, to grant Incentive Stock Options and to determine to whom Incentive Stock Options shall be granted and the number of shares subject to and the Term of each Incentive Stock Option, provided that no Incentive Stock Option shall be granted which is exercisable after the expiration of ten (10) years from the date it is granted.

5. GRANT OF OPTIONS; NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN

         (a) The Committee may from time to time grant Incentive Stock Options under the Plan for not more than 528,500 shares of Common Stock (subject to adjustment under Section 13), which shares will be provided from Common Stock held in the Company's treasury which is not reserved for some other purpose or from authorized and unissued Common Stock which is not reserved for some other purpose.

         (b) The date of grant of an Incentive Stock Option shall be the date on which the Committee's action is final or such later date as specified by the Committee.

         (c) Shares as to which an Incentive Stock option previously granted shall for any reason lapse, expire, or terminate shall be restored to the total number available for grant of Incentive Stock Options under the Plan.

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         (d) Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Incentive Stock
Option.

6. EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

         (a) Incentive Stock options may be granted under the Plan to key employees of the Company or its Subsidiaries.

         (b) Any person who, immediately before the grant of an Incentive Stock Option, is the owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries shall not be eligible to receive an Incentive Stock Option; provided that, such person shall be eligible to receive an Incentive Stock Option if (i) the price to be paid by the Grantee to the Company upon exercise of the Incentive Stock Option is not less than one hundred ten percent (110%) of the Fair Market Value of the shares subject to the Incentive Stock Option on the date the Incentive Stock Option is granted, and
(ii) such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of grant.

7. LIMITATION ON ANNUAL AWARDS

The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan or any other stock option plans maintained by the Company or its Subsidiaries) shall not exceed $100,000 (or such other individual grant limit under the Code as may be in effect with respect to Incentive Stock Options on the date of grant).

8. OPTION AGREEMENT

         (a) The prospective Grantee of an Incentive Stock Option shall execute an Option Agreement with the Company containing such terms and conditions, not inconsistent with the Plan, as may be approved by the Committee. The terms and conditions of Option Agreements may vary from Grantee to Grantee.

         (b) An Option Agreement may require the Grantee (or his Successor) to give satisfactory assurance, upon exercise of the Incentive Stock Option, that the shares to be delivered are being acquired for the purchaser's own account for investment and not with a view to, or for sale in connection with, any distribution of the shares so purchased or, in the case of acquisition by an estate, that the shares are being acquired for resale in a transaction which, in the opinion of counsel for the Company, would not violate any Federal or State law.

         (c) The Committee may amend an Option Agreement from time to time and such amendment shall not be deemed to be a new grant of an incentive Stock Option provided that such amendment does not materially increase the value of the Incentive Stock Option to the Grantee.

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         (d) Appropriate officers of the Company are hereby authorized to execute (by facsimile or manually affixed signature) and deliver Option Agreements, and amendments thereto, in the name of the Company as directed from time to time by the Committee.

9.  OPTION PRICE

The price to be paid by the Grantee to the Company upon exercise of an Incentive Stock Option shall be determined by the Committee but, subject to the provisions of Section 6(b) and to adjustment as provided in Section 13, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares subject to the Incentive Stock Option on the date of grant. Payment shall be made in cash or, with the consent of the Committee, in whole or in part in Common Stock owned by the Grantee, which shall be valued at Fair Market Value on the date the Incentive Stock Option is exercised. Any payment in Common Stock shall be effected by delivery of shares to the Company's Chief Financial Officer, endorsed in blank or accompanied by stock powers executed in blank, together with any other documents as the Company shall require.

10. TERMS AND INSTALLMENTS OF OPTIONS; EXERCISE OF OPTION DURING LIFE OF GRANTEE

         (a) Each Incentive Stock Option granted under the Plan shall be exercisable only during a Term commencing on the date the Incentive Stock Option was granted and ending (unless the Incentive Stock Option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee, but in no event to exceed ten (10) years from the date of grant.

         (b) The Committee shall have authority to grant Incentive Stock Options exercisable in full at any time during their Term, or exercisable in cumulative or noncumulative installments.

         (c) Incentive Stock Options shall be exercised in whole or in part in accordance with the terms set forth in the Grantee's Option Agreement.

         (d) Upon compliance by the Grantee with such terms of exercise, the Company shall promptly deliver to the Grantee a certificate or certificates for the shares purchased, without charge to the Grantee for any issue or transfer tax.

         (e) The Committee may postpone any exercise of an Incentive Stock Option for such time as the Committee in its discretion may deem necessary in order to permit the Company with reasonable diligence (i) to effect or maintain registration of the Plan or the shares issuable upon the exercise of the Incentive Stock Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and Plan are exempt from such registration. The Company shall not be obligated by virtue of any Option Agreement or any provision of the Plan to recognize the exercise of an Incentive Stock Option to sell or issue shares in violation of said Act or of the law of any government having jurisdiction thereof. Any such postponement shall extend the Term of an Incentive Stock Option with respect to any shares as to which the Incentive Stock Option would have lapsed because of such postponement; provided, however, that in no case will any such postponement serve to extend

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the Term of the Incentive Stock Option to a date exceeding ten years from the date the Incentive Stock Option was granted.

         (f) All Incentive Stock Options granted under the Plan shall be nontransferable other than by will or by the law of descent and distribution. An Incentive Stock Option may be exercised during the lifetime of the Grantee only by the Grantee.

         (g) Upon the exercise of an Incentive Stock Option by the Grantee, the stock certificate or certificates may, at the request of the Grantee, be issued in the Grantee's name and the name of another person as joint tenants with right of survivorship.

         (h) The Committee may provide in an option agreement that in the event of a Change in Control (as hereinafter defined) of the Company, all or a portion of the Options awarded to a Grantee shall become fully vested and immediately exercisable. "Change in Control" shall mean (i) the occurrence of an event of a nature that would be required to be reported in response to
Item 1 or Item 2 of a Form 8-K Current Report of the Company promulgated pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period of whose election or nomination for election was previously so approved; (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction, in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. If the Committee does not provide for accelerated vesting in an option agreement pursuant to this Section 10(h), such Option shall vest, if at all, solely in accordance with the terms of the agreement and the other terms of this Plan.

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11. EXERCISE OF OPTION BY GRANTEE ON CESSATION OF EMPLOYMENT

Incentive Stock Options shall terminate immediately upon the cessation of employment of the Grantee unless the Committee has provided in the Grantee's Option Agreement, subject to the limitations set forth below, for exercise of Incentive Stock Options following cessation of employment. Employment for the purposes of this section shall mean continuous full-time salaried employment with the Company or a Subsidiary, except that vacations, sick leaves, and other approved absences and severance pay periods shall be disregarded, but only to the extent allowed by the Code. The following limitations shall apply to any provisions the Committee shall make in an Option Agreement for exercise of Incentive Stock Options following cessation of employment.

         (a) If cessation of employment is the result of death or Disability of the Grantee, no exercise may occur more than one (1) year following such cessation of employment.

         (b) If cessation of employment is for a reason other than death or Disability of the Grantee, no exercise may occur more than three (3) months following such cessation of employment; provided that, if the Grantee dies during such three (3) month period, Incentive Stock Options may be exercised within one (1) year after the date of death.

         (c) Notwithstanding anything to the contrary contained in Subsections (a) and (b) above, no exercise may occur after expiration of the Term of the Incentive Stock Option.

         (d) No installment which had not become exercisable at the time of cessation of employment may be exercised thereafter.

         (e) If the Grantee's employment has been terminated for deliberate willful, or gross misconduct, as determined by the Committee, all Incentive Stock Options shall terminate upon notice to Grantee of his termination.

12. SHAREHOLDERS' RIGHTS

No person shall have any rights of a shareholder by virtue of the grant of an Incentive Stock Option except with respect to shares actually issued to that person upon the exercise thereof, and for which certificates of stock have been registered in that person's name.

13. ADJUSTMENT FOR CHANGES IN CAPITALIZATION

Any increase in the number of outstanding shares of Common Stock of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately as an increase in the aggregate number of shares of Common Stock then available for the grant of Incentive Stock Options under the Plan and in the number of shares of Common Stock subject to Incentive Stock Options then outstanding, and a proportionate

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reduction shall be made in the per share price as to any outstanding
Incentive Stock Options. Any fractional shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Committee shall make such adjustment in the number and class of shares for which Incentive Stock Options may thereafter be granted, in the number and class of shares remaining subject to Incentive Stock Options then outstanding, and in the per share price as the Committee in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons. No change shall be made in the terms of an Incentive Stock Option which would cause such Incentive Stock Option to fail to constitute an incentive stock option within the meaning of Code Section 422.

14. CORPORATE MERGERS AND ACQUISITIONS

The Committee may grant Incentive Stock Options having terms and provisions which vary from those specified in this Plan provided that any Incentive Stock Options granted pursuant to this section are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation to which the Company or a Subsidiary is a party.

15. TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN

The Board may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without authorization of the holders of a majority of the outstanding shares entitled to vote, effect any change (other than through adjustment for changes in capitalization as hereinabove provided) which: (a) increases the aggregate number of shares for which Incentive Stock Options may be granted; (b) changes the class of employees eligible to be granted Incentive Stock Options, (c) lowers the minimum per share price; (d) extends the maximum Incentive Stock Option Term; (e) extends the maximum period during which Incentive Stock Options may be granted under the Plan; or
(f) materially increases the benefits accruing to employees under the Plan. No termination, suspension or modification of the Plan will adversely effect any right acquired by any Grantee or any Successor under the terms of an Incentive Stock Option granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 13 does not adversely affect any such right.

16. APPLICATION OF PROCEEDS

The proceeds received by the Company, from the sale of its Shares under the Plan will be used for general corporate purposes.

17. MISCELLANEOUS

         (a) This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

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         (b) Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give a director or an employee any right to be granted an Incentive Stock Option to purchase Common Stock except as may be evidenced by an Option Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

         (c) Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company, or
(ii) interfere in any way with the right of the Company to terminate his or her employment at any time.

         (d) The terms of the Plan and of each related Option Agreement shall be construed to qualify any Options granted under the Plan as Incentive Stock Options.

         (e) With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void, to the extent permitted by law and deemed advisable by the Committee.

         (f) The Company shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and regulations as the Company may deem applicable. No fractional shares of Common Stock shall be delivered. The Company shall have the right to deduct any tax required by law to be withheld and to require any prepayments required to enable it to satisfy its withholding obligations.